Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of June 19, 2015, (this “Agreement”) by and among Aqua Power Systems Inc., a State of Nevada corporation having its executive offices at 1107 Town Creek Road, Eden, North Carolina, USA 27288, (“APSI”), and Aqua Power System Japan Kabushiki Kaisha, (“AP Japan”), a corporation in Japan with an office at 2-7-17 Omorihoncho, Tokyo, Ota-ku, Japan, 143-0011, and Tadashi Ishikawa (“AP Japan Shareholder”), with an address at 2-7-17 Omorihoncho, Tokyo, Ota-ku, Japan, 143-0011. For purposes of this Agreement, APSI, AP Japan, and the AP Japan Shareholder are sometimes collectively referred to as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, on May 29, 2015, the Parties hereto entered into that certain License and Option Agreement (the “License Agreement”), whereby, APSI entered into a licensing and option agreement with the Shareholder, and Aqua Power Japan. Pursuant to the terms of the licensing and option agreement, APSI agreed to purchase (i) an exclusive worldwide license to the Intellectual Property and Products in exchange for a 10% royalty on the net sales by us derived from the use of the License; and, (ii) an option to purchase an aggregate of 9,890 shares registered to and legally and beneficially owned by the Shareholder representing all of the issued and outstanding shares of AP Japan; and,

WHEREAS, the Parties have determined that the License Agreement shall be terminated in favor of this Agreement; and,

WHEREAS, the AP Japan Shareholder owns Nine Thousand Eight Hundred Ninety (9,890) shares of APSI, which represents One Hundred (100%) percent of the AP Japan common stock outstanding immediately prior to the closing on a fully diluted (such shares being hereinafter referred to as the “AP Japan Shares”); and,

WHEREAS, (i) the AP Japan Shareholder and AP Japan believe it is in their respective best interests for the AP Japan Shareholder to exchange Nine Thousand Eight Hundred Ninety (9,890) common shares of AP Japan, representing 100% of AP Japan, for Three Million Eight Hundred Six Thousand Five Hundred Fifty Nine (3,806,559) shares of common stock of APSI at a deemed price of $0.20 per share (such shares being hereinafter referred to as the “APSI Shares”); and (ii) APSI believes it is in its best interest and the best interest of its stockholders to acquire the AP Japan Shares in exchange for the APSI Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and,

WHEREAS, in addition to the Share Exchange, the Parties agree that AP Japan shall receive an aggregate of Five Hundred Fifty Thousand ($550,000) dollars, in six tranches (i) an aggregate of $50,000 in cash received on June 8, 2015 (ii) an aggregate of $100,000 in cash on the execution of this Agreement, and (iii) APSI will issue the four promissory notes as attached hereto as Exhibit A to AP Japan (the “Promissory Notes”); and,

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”); and,

WHEREAS, it is the intention of the parties that upon the Closing (as hereinafter defined) AP Japan shall become a wholly owned subsidiary of APSI; and,

WHEREAS, the Parties agree that the foregoing Recitals are true and correct and are hereby incorporated into this Agreement by this reference.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF AP JAPAN SHARES FOR APSI SHARES

Section 1.1           Agreements to Exchange AP Japan Shares for APSI Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the AP Japan Shareholder shall assign, transfer, convey and deliver the AP Japan Shares to APSI and, in consideration and exchange for the AP Japan Shares, APSI shall issue, transfer, convey and deliver the APSI Shares to the AP Japan Shareholder.

Section 1.2           Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall take place on June 19, 2015 or on the date via the exchange of documents and signatures at such time and date as the parties hereto shall agree orally or in writing (the “Closing Date”).

Section 1.3           Share Exchange. After Closing and contingent upon the satisfaction of the terms and conditions set forth in this Agreement, Nine Thousand Eight Hundred Ninety (9,890) shares of common stock, representing One Hundred (100%) of the AP Japan Shares shall be exchanged and delivered to APSI in exchange APSI shall exchange and deliver Three Million Eight Hundred Six Thousand Five Hundred Fifty Nine (3,806,559) restricted common shares of APSI to the AP Japan Shareholder.

Section 1.4           Cash Consideration. The Parties agree that:

(i)	AP Japan received payment of $50,000 from APSI on June 8, 2015;

(ii)	AP Japan shall receive on the execution of this Agreement, payment of One Hundred Thousand ($100,000) dollars in cash from APSI; and

(iii)	APSI will issue the Promissory Notes (the four promissory notes for $100,000 each) to AP Japan. Copies of the Promissory Notes are attached hereto as Exhibit A; and,

Section 1.5           Restrictions on APSI Shares Issued Pursuant to this Agreement. The APSI shares to be issued by APSI pursuant to this Agreement have not been registered and are being issued pursuant to a specific exemption under the Securities Act, as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal preemption from such state securities registration laws, based on the suitability and investment representations made by APSI to the AP Japan Shareholder. The APSI Shares to be issued by APSI pursuant to this Agreement must be held and may not be sold, transferred, or otherwise disposed of for value unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available, and that the certificates representing the Shares of APSI Common Stock issued in the Share Exchange will bear a legend in substantially the following form so restricting the sale of such securities:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

Section 1.6           Share Exchange Procedure. The AP Japan Shareholder may exchange his certificate(s) representing the AP Japan Shares by delivering such certificate(s) to APSI duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the APSI Shares to the holder thereof, together with a Certificate of Non-U.S. Shareholder, a copy of which attached hereto as Exhibit B.

2

Section 1.7           Financial Statements. AP Japan shall deliver all books and records since inception and the financial statements for fiscal years 2014 and 2015 will have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) (the “Financial Statements”) on or before June 30, 2015.All of AP Japan’s assets are reflected on its financial statements, and AP Japan has no material undisclosed liabilities, direct or indirect, matured or unmatured, contingent or otherwise which are not reflected on its financial statements.

Section 1.8           Cancellation of Common Shares of APSI. The AP Japan Shareholder will cancel an aggregate of 105,863,935 common shares of APSI registered to and beneficially owned by the AP Japan Shareholder when the Financial Statements are delivered to APSI by AP Japan.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF APSI

APSI represent, warrant and agree that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.

Section 2.1  Corporate Organization

A.           APSI is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of APSI. “Material Adverse Effect” means, when used with respect to APSI, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of APSI, or materially impair the ability of APSI to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

B.           Copies of the Articles of Incorporation and Bylaws of APSI with all amendments thereto, as of the date hereof (the “APSI Charter Documents”), have been furnished to AP Japan, if so requested, and such copies are accurate and complete as of the date hereof. The minute books of APSI are current as required by law, contain the minutes of all meetings of the APSI Board and its stockholders from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the APSI Board and its stockholders. APSI is not in violation of any of the provisions of the APSI Charter Documents.

Section 2.2  Capitalization of APSI.

A.           The authorized capital stock of APSI consists of: (i) 200,000,000 shares of common stock, par value $0.0001, of which 161,124,318 shares of common stock are issued and outstanding immediately prior to the Share Exchange; and (ii) 10,000,000 shares of preferred stock, par value $0.0001, of which there are no shares of preferred stock which are issued and outstanding immediately prior to the Share Exchange.

B.           All of the issued and outstanding shares of common stock of APSI immediately prior to this Share Exchange are, and all shares of common stock of APSI when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and will have been issued free of preemptive rights of any security holder. The issuance of all of the shares of APSI described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of APSI has any right to rescind or bring any other claim against APSI for failure to comply with the Securities Act, or state securities laws.

3

Section 2.3           Shell Status. As of the date of this Agreement, APSI represents that to its knowledge and belief it is not and has not been a “shell company” for the proceeding twelve (12) months, as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. Further, APSI has not filed and Quarterly or Annual Reports with the SEC indicating that it was, during the relevant period, a shell company. Management represents that during the existence of the entity there has always been a viable business with ongoing operations and has had more than nominal operations.

Section 2.4           Authorization, Validity and Enforceability of Agreements. APSI has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively the “Agreements”) to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Agreements by APSI and the consummation by APSI of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of APSI, and no other corporate proceedings on the part of APSI are necessary to authorize the Agreements or to consummate the transactions contemplated hereby and thereby. The Agreements constitute the valid and legally binding obligation of APSI and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally. APSI does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other party in order for it to consummate the transactions contemplated by any of the Agreements, resulting from the issuance of the APSI Shares in connection with the Share Exchange.

Section 2.5           No Conflict or Violation. Neither the execution and delivery of the Agreements by APSI, nor the consummation by APSI of the transactions contemplated thereby will: (i) contravene, conflict with, or violate any provision of the APSI Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which APSI is subject; (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which APSI is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of APSI’ assets, including without limitation, the APSI Shares.

Section 2.6           Litigation. There is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of APSI, currently threatened against APSI or any of its affiliates, that may affect the validity of this Agreement or the right of APSI to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of APSI, currently threatened against APSI or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against or relating to APSI or any of its affiliates. Neither APSI nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by APSI or any of its affiliates currently pending or which APSI or any of its affiliates intends to initiate.

Section 2.7           Compliance with Laws. APSI has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state.

Section 2.8           Financial Statements. APSI’ financial statements have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis, except that those Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. Such financial statements fairly present the financial condition and operating results of APSI as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except for loans in the aggregate of $678,897, APSI has no material liabilities (contingent or otherwise). APSI is not a guarantor or indemnitor of any indebtedness of any other person, entity or organization. APSI maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

4

Section 2.9           Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, APSI Board minutes and financial and other records of whatsoever kind of APSI have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of APSI. APSI maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.10         No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by APSI to arise, between APSI and any accountants and/or lawyers formerly or presently engaged by APSI. APSI is current with respect to fees owed to its accountants and lawyers.

Section 2.11         Absence of Undisclosed Liabilities. Except for loans in the aggregate of $678,897 and as specifically disclosed herein: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (B) APSI has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees to be paid prior to Closing; (C) APSI has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (D) APSI has not made any loan, advance or capital contribution to or investment in any person or entity; (E) APSI has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (F) APSI has not suffered any losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; and (G) except for the Share Exchange, APSI has not entered into any transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

Section 2.12         No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to APSI or its respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by APSI but which has not been so publicly announced or disclosed. APSI has not provided to AP Japan, or the AP Japan Shareholder, any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by APSI but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement and/or the Share Exchange.

Section 2.13         Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of APSI in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.14         Directors and Officers of APSI. The duly elected or appointed directors and the duly appointed officers of APSI are set forth on Schedule 2.14.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF AP JAPAN

AP Japan represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to AP Japan, are true and complete as of the date hereof.

5

Section 3.1           Corporate Organization

A.           AP Japan is a corporation duly organized, validly existing and in good standing under the laws of Japan, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of AP Japan. “Material Adverse Effect” means, when used with respect to AP Japan, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of AP Japan, or materially impair the ability of AP Japan to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

B.           Copies of the formation documents of AP Japan, or their equivalent, with all amendments thereto, as of the date hereof (the “AP Japan Charter Documents”), have been furnished to APSI, if so requested, and such copies are accurate and complete as of the date hereof. The minute books of AP Japan are current as required by law, contain the minutes of all meetings of the AP Japan Board and its stockholders from its date of formation to the date of this Agreement, and adequately reflect all material actions taken by the AP Japan Board and its stockholders. AP Japan is not in violation of any of the provisions of the AP Japan Charter Documents.

Section 3.2           Capitalization of AP Japan.

A.           The authorized capital stock of AP Japan consists of: (i) 50,000 shares of common stock, no par value, of which Nine Thousand Eight Hundred Ninety (9,890) shares of common stock are issued and outstanding immediately prior to the Share Exchange; and (ii) 0 shares of Preferred Stock.

B.           All of the issued and outstanding shares of common stock of AP Japan immediately prior to this Share Exchange are, and all shares of common stock of AP Japan when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable securities laws and corporate laws of the Country of Japan, and will have been issued free of preemptive rights of any security holder. The issuance of all of the shares of AP Japan described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of AP Japan has any right to rescind or bring any other claim against AP Japan for failure to comply with the Securities Act, or state securities laws.

Section 3.3           Shareholders of AP Japan’s Common Stock. Schedule 3.3 contains a true and complete list of the holders of all issued and outstanding shares of AP Japan including number of APSI shares held as of the date of this Agreement.

Section 3.4           Directors and Officers of AP Japan. The duly elected or appointed directors and the duly appointed officers of AP Japan are as set out in Schedule 3.4.

Section 3.5           Financial Statements. The books and records, financial and otherwise, of AP Japan are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices since inception. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of AP Japan.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, including but not limited to any previous tax liability AP Japan had no undisclosed liabilities or obligations (absolute or contingent) which are not reflected in the balance sheets or the notes thereto, and all assets reflected therein are properly reported and present fairly the value of the assets of AP Japan.

Section 3.6           Information. The information concerning AP Japan set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

6

Section 3.7           Personal Property. Each of AP Japan and its subsidiaries possesses, and has good and marketable title of all property necessary for the continued operation of the business of AP Japan and its subsidiaries as presently conducted and as represented to APSI. All such property is used in the business of AP Japan and its subsidiaries. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by AP Japan and its subsidiaries is owned by AP Japan or its subsidiaries free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as disclosed in Schedule 3.7.

Section 3.8           Intellectual Property. AP Japan represents and warrants that all trademarks and trademark applications, and all patents and patent applications, as set forth in Schedule 3.8, and any trade secrets, and “know-how” held relating to business of AP Japan, and all other intangible assets, in AP Japan’s possession or that may be reasonably acquired by AP Japan any other proprietary information and trade secrets relating to the business of AP Japan (collectively the “Intellectual Property”) shall remain the intellectual property of AP Japan as of the date of Closing of this Agreement and that AP Japan shall take any steps reasonable to assign or otherwise transfer any Intellectual Property right to APSI, as necessary to protect APSI’s rights to the same. Further, AP Japan owns, free and clear of any encumbrance, or has the valid right to sell all Intellectual Property used by in its business, as currently conducted. AP Japan represents that it has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation. Additionally, AP Japan has taken reasonable precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, related to the business and to AP Japan’s knowledge, there have been no acts or omissions by the managers, members, employees and agents of AP Japan, the result of which would be to materially compromise the rights of AP Japan to apply for or enforce appropriate legal protection of AP Japan’s Intellectual Property.

Section 3.8           Products. Schedule 3.9 contains a complete list of products currently being sold, developed or marketed by AP Japan.

Section 3.10         Material Contracts and Transactions. Schedule 3.10 attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which AP Japan or any of its subsidiaries is a party (each, a “Contract”). Each Contract is in full force and effect, and there exists no material breach or violation of or default by AP Japan or any of its subsidiaries under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by AP Japan or any of its subsidiaries. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction or any of the transactions contemplated in this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

Section 3.11         Subsidiaries. Except as set forth on Schedule 3.11, AP Japan does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

Section 3.12         Absence of Certain Changes or Events. As of the date of this Agreement, (a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of AP Japan; and (b) AP Japan has not: (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (ii) made any material change in its method of management, operation or accounting; (iii) entered into any other material transaction other than in the ordinary course of its business; or (iv) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees.

Section 3.13         Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of AP Japan after reasonable investigation, threatened by or against AP Japan or affecting AP Japan or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  AP Japan does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

7

Section 3.14         Compliance With Laws and Regulations. To the best of its knowledge, AP Japan has complied with all applicable statutes and regulations, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of AP Japan or except to the extent that noncompliance would not result in the occurrence of any material liability for AP Japan.  This compliance includes, but is not limited to, the filing of all reports to date with relevant authorities.

Section 3.15         Approval of Agreement. The Board of Directors of AP Japan has authorized the execution and delivery of this Agreement by AP Japan and has approved this Agreement and the transactions contemplated hereby.

Section 3.16         Valid Obligation. This Agreement and all agreements and other documents executed by AP Japan in connection herewith constitute the valid and binding obligation of AP Japan, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF AP JAPAN SHAREHOLDER

The AP Japan Shareholder hereby severally and not jointly represents and warrants to APSI:

Section 4.1           Authority. The AP Japan Shareholder has the right, power, authority and capacity to execute and deliver this Agreement to which such AP Japan Shareholder is a party, to consummate the transactions contemplated by this Agreement, and to perform such AP Japan Shareholder’s obligations under this Agreement. This Agreement has been duly and validly authorized and approved, executed and delivered by the AP Japan Shareholder. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties thereto other than such AP Japan Shareholder, this Agreement is duly authorized, executed and delivered by the AP Japan Shareholder and constitutes the legal, valid and binding obligations of the AP Japan Shareholder, enforceable against the AP Japan Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally.

Section 4.2           No Conflict. Neither the execution or delivery by the AP Japan Shareholder of this Agreement to which the AP Japan Shareholder is a party nor the consummation or performance by the AP Japan Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of the AP Japan Shareholder; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which any of the AP Japan Shareholder is a party or by which the properties or assets of the AP Japan Shareholder is bound; or (c) contravene, conflict with, or result in a violation of, any law or order to which any of the AP Japan Shareholder, or any of the properties or assets of the AP Japan Shareholder, may be subject.

Section 4.3           Litigation. There is no pending Action against the AP Japan Shareholder that involves the AP Japan Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of AP Japan and, to the knowledge of the AP Japan Shareholder, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 4.4           Ownership of Shares. The AP Japan Shareholder is the record and beneficial owner of the AP Japan Shares. The AP Japan Shareholder is not the record or beneficial owner of any other shares of AP Japan. The AP Japan Shareholder has and shall transfer at the Closing, good and marketable title to the AP Japan Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

8

Section 4.5           Pre-emptive Rights. The AP Japan Shareholder has no pre-emptive rights or any other rights to acquire any shares of AP Japan that have not been waived or exercised.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF AP JAPAN AND THE AP JAPAN SHAREHOLDER

The obligations of AP Japan to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by AP Japan or the AP Japan Shareholder, as the case may be, in their sole discretion:

Section 5.1          Representations and Warranties of APSI. All representations and warranties made by APSI in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

Section 5.2          Agreements and Covenants. APSI shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.3          Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4           No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of APSI shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5           Documents. APSI must have caused the following documents to be delivered to AP Japan:

A.           share certificates evidencing the APSI Shares registered in the name of the AP Japan Shareholder;

B.            this Agreement duly executed;

C.           such other documents as AP Japan or the AP Japan Shareholder may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of APSI, (ii) evidencing the performance of, or compliance by APSI with any covenant or obligation required to be performed or complied with by APSI, (iii) evidencing the satisfaction of any condition referred to in this Article V, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

D.           a fully completed and executed Certificate of Non-U.S. Shareholder (as attached hereto as Exhibit B and entered into by the AP Japan Shareholder);

Section 5.6          No Material Adverse Effect.  There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to APSI.

9

Section 5.7           Employment Agreements. APSI will have received from AP Japan copies of all agreements or arrangements that evidence the employment of all of the hourly and salaried employees of AP Japan as set forth on Schedule 5.7 attached hereto, which constitute all of the employees reasonably necessary to operate the business of AP Japan substantially as presently operated.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF APSI

The obligations of APSI to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by APSI in its sole discretion:

Section 6.1           Representations and Warranties of AP Japan and the AP Japan Shareholder. All representations and warranties made by AP Japan and the AP Japan Shareholder on behalf of themselves individually in this Agreement shall be true and correct on and as of the Closing Date.

Section 6.2           Approval by Majority Consent. The holders of at least a majority (51%) of the outstanding shares of common stock of AP Japan must approve this Agreement by written consent prior to the Closing Date.

Section 6.3           Agreements and Covenants. AP Japan and the AP Japan Shareholder shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.4           Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.5           No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of AP Japan shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.6           Documents. AP Japan and the AP Japan Shareholder must deliver to APSI at the Closing:

A.           share certificates evidencing the number of AP Japan Shares, along with executed share transfer forms transferring such AP Japan Shares to APSI;

B.           this Agreement to which the AP Japan and the AP Japan Shareholder are each a party, duly executed; and

C.           such other documents as APSI may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of AP Japan and the AP Japan Shareholder, (ii) evidencing the performance of, or compliance by AP Japan and the AP Japan Shareholder with, any covenant or obligation required to be performed or complied with by AP Japan and the AP Japan Shareholder, as the case may be, (iii) evidencing the satisfaction of any condition referred to in this Article VI, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

10

Section 6.7           Cash Consideration. Concurrently with the execution of this Agreement, APSI shall remit by wire transfer good and lawful funds in the amount of One Hundred Thousand ($100,000) dollars to AP Japan as set out in Section 1.4 of this Agreement.

Section 6.8           No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any person, any claim asserting that such person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the AP Japan Shares, or any other stock, voting, equity, or ownership interest in, AP Japan, or (b) is entitled to all or any portion of the APSI Shares.

ARTICLE VII

SURVIVAL AND INDEMNIFICATION

Section 7.1           Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the three-year anniversary of the Closing Date (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

Section 7.2  Indemnification.

A.            Indemnification Obligations in favor of APSI. From and after the Closing Date until the expiration of the Survival Period, AP Japan shall reimburse and hold harmless APSI and its shareholders (such person and their heirs, executors, administrators, agents, successors and assigns is referred to herein as a “APSI Indemnified Party”) against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by such APSI Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any APSI Indemnified Party, which arises or results from a third-party claim brought against a APSI Indemnified Party to the extent based on a breach of the representations and warranties with respect to the business, operations or assets of AP Japan. All claims of APSI pursuant to this Section 7.2 shall be brought by APSI on behalf of APSI and those Persons who were stockholders of APSI immediately prior to the Closing Date.  In no event shall any such indemnification payments exceed $50,000 in the aggregate from AP Japan.   No claim for indemnification may be brought under this Section 7.2(A) unless all claims for indemnification, in the aggregate, total more than $10,000.

B.            Indemnification Obligations in favor of AP Japan and the AP Japan Shareholder. From and after the Closing Date until the expiration of the Survival Period, APSI and the APSI shareholders shall indemnify and hold harmless AP Japan, the AP Japan Shareholder, and his respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may “control” (within the meaning of the Securities Act) any of the forgoing persons or entities from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees (collectively, “Damages”) arising out of: (i) any breach of representation or warranty made by APSI in this Agreement and in any certificate delivered by APSI pursuant to this Agreement; (ii) any breach by APSI of any covenant, obligation or other agreement made by APSI in this Agreement; and (iii) a third-party claim based on any acts or omissions by APSI. In no event shall any such indemnification payments exceed $50,000 in the aggregate from APSI.  No claim for indemnification may be brought under this Section 7.2(B) unless all claims for indemnification, in the aggregate, total more than $10,000.

11

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1           Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 8.2           Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by each Party, as incurred respectively.

Section 8.3           Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or 7 days after being sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the addresses set forth in the Preamble of this Agreement, or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 8.3 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 8.3.

Section 8.4           Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 8.5           Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 8.6           Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 8.7           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 8.8           Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Nevada, and/or the U.S. District Court for Nevada, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 8.3.

12

Section 8.9           Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.10         Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

[THIS PART LEFT INTENTIONALLY BLANK]

13

Section 8.11         Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AQUA POWER SYSTEMS INC.

Per:	/s/Tadashi Ishikawa
Name: Tadashi Ishikawa
Title: Director

AQUA POWER SYSTEM JAPAN KABUSHIKI KAISHA

Per:	/s/Tadashi Ishikawa
Name: Tadashi Ishikawa
Title: President and Director

AP JAPAN SHAREHOLDER

Per:	/s/Tadashi Ishikawa
Name: Tadashi Ishikawa

14

EXHIBIT A

UNSECURED PROMISSORY NOTE

PRINCIPAL AMOUNT:	$100,000.00

LOAN DATE:	Dated as of the Share Exchange Agreement dated June 19, 2015 by and among Aqua Power Systems Inc., Aqua Power System Japan Kabushiki Kaisha, and Mr. Tadashi Ishikawa

INTEREST RATE:	0.00%

DEBTOR:	Aqua Power Systems Inc.

CREDITOR:	Aqua Power System Japan Kabushiki Kaisha

PAYMENT:	The Due Date

1.          Principal Repayment. For value received, Aqua Power Systems, Inc., a Nevada corporation (the “Debtor”) hereby unconditionally promises to pay to the order of Aqua Power System Japan Kabushiki Kaisha (the “Creditor”), the principal amount of $100,000.00. The principal amount is due and payable on July 31, 2015 (the “Due Date”).

2.          Payment Terms. The Debtor shall pay the principal in full on or before Due Date, this Note shall bear no interest.

3.          Default. Debtor will be in default if any of the following occur:

(a)	The Debtor fails to make the Principal Repayment when due;

(b)	The Debtor breaks any promise that the Debtor has made to the Creditor in this Note Debtor fails to perform promptly at the time and strictly in the manner provided in this Note;

(c)	Any representation or statement made or furnished to the Creditor by the Debtor or on Debtor's behalf in connection with this Note is false or misleading in any material respect; or,

(d)	A receiver is appointed for any part of the Debtor's property, the Debtor makes an assignment for the benefit of creditors, or any proceeding is commenced either by the Debtor or against the Debtor under any Bankruptcy or insolvency laws seeking the liquidation or reorganization of the Debtor and such proceeding is not dismissed within 60 days after such filing.

4.          Debtor’s Right to Prepay. The Debtor may pay without penalty, all or a portion of the amount owed earlier that it is due. Any prepayment shall be first applied against any accrued and unpaid interest and then to reduce the amount of principal due under this Note.

5.          Waiver of Demand, Presentment, etc. The Debtor hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

15

6.          Payment. Except as otherwise provided for herein, all payments with respect to this Note shall be made in lawful currency of the United States of America by check or wire transfer of immediately available funds, at the option of the Creditor, at the principal office of the Creditor or such other place or places or designated accounts as may be reasonably specified by the Creditor of this Note in a written notice to the Debtor at least one (1) business day prior to payment.

7.          Assignment. The rights and obligations of the Debtor and the Creditor of this Note shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, administrators and transferees of the parties hereto.

8.          Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Debtor and the Creditor

9.          Notices. Any notice, payment or other communication required or permitted hereunder shall be expressed in writing and sent by certified or registered mail, return receipt requested, to their respective parties at the following addresses, or at such other addresses as the parties shall designate by written notice to be the other:

If to the Creditor to:

2-7-17 Omorihoncho,

Tokyo, Ota-ku, Japan,

143-0011

If to the Debtor to:

1107 Town Creek Road

Eden, NC 27288

10.         Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

11.         Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

IN WITNESS WHEREOF, the Debtor has caused this Note to be issued as of the date first above written.

AQUA POWER SYSTEMS INC.

By:	/s/Tadashi Ishikawa
Name: Tadashi Ishikawa
Title: CEO & President

16

UNSECURED PROMISSORY NOTE

PRINCIPAL AMOUNT:	$100,000.00

LOAN DATE:	Dated as of the Share Exchange Agreement dated June 19, 2015 by and among Aqua Power Systems Inc., Aqua Power System Japan Kabushiki Kaisha, and Mr. Tadashi Ishikawa

INTEREST RATE:	0.00%

DEBTOR:	Aqua Power Systems Inc.

CREDITOR:	Aqua Power System Japan Kabushiki Kaisha

PAYMENT:	The Due Date

1.          Principal Repayment. For value received, Aqua Power Systems, Inc., a Nevada corporation (the “Debtor”) hereby unconditionally promises to pay to the order of Aqua Power System Japan Kabushiki Kaisha (the “Creditor”), the principal amount of $100,000.00. The principal amount is due and payable on August 31, 2015 (the “Due Date”).

2.          Payment Terms. The Debtor shall pay the principal in full on or before Due Date, this Note shall bear no interest.

3.          Default. Debtor will be in default if any of the following occur:

(a)	The Debtor fails to make the Principal Repayment when due;

(b)	The Debtor breaks any promise that the Debtor has made to the Creditor in this Note Debtor fails to perform promptly at the time and strictly in the manner provided in this Note;

(c)	Any representation or statement made or furnished to the Creditor by the Debtor or on the Debtor's behalf in connection with this Note is false or misleading in any material respect; or,

(d)	A receiver is appointed for any part of the Debtor's property, the Debtor makes an assignment for the benefit of creditors, or any proceeding is commenced either by the Debtor or against the Debtor under any Bankruptcy or insolvency laws seeking the liquidation or reorganization of the Debtor and such proceeding is not dismissed within 60 days after such filing.

4.          Debtor’s Right to Prepay. The Debtor may pay without penalty, all or a portion of the amount owed earlier that it is due. Any prepayment shall be first applied against any accrued and unpaid interest and then to reduce the amount of principal due under this Note.

5.          Waiver of Demand, Presentment, etc. The Debtor hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

17

6.          Payment. Except as otherwise provided for herein, all payments with respect to this Note shall be made in lawful currency of the United States of America by check or wire transfer of immediately available funds, at the option of the Creditor, at the principal office of the Creditor or such other place or places or designated accounts as may be reasonably specified by the Creditor of this Note in a written notice to the Debtor at least one (1) business day prior to payment.

7.          Assignment. The rights and obligations of the Debtor and the Creditor of this Note shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, administrators and transferees of the parties hereto.

8.          Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Debtor and the Creditor

9.          Notices. Any notice, payment or other communication required or permitted hereunder shall be expressed in writing and sent by certified or registered mail, return receipt requested, to their respective parties at the following addresses, or at such other addresses as the parties shall designate by written notice to be the other:

If to the Creditor to:

2-7-17 Omorihoncho,

Tokyo, Ota-ku, Japan,

143-0011

If to the Debtor to:

1107 Town Creek Road

Eden, NC 27288

10.         Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

11.         Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

IN WITNESS WHEREOF, the Debtor has caused this Note to be issued as of the date first above written.

AQUA POWER SYSTEMS INC.

By:	/s/Tadashi Ishikawa
Name: Tadashi Ishikawa
Title: CEO & President

18

UNSECURED PROMISSORY NOTE

PRINCIPAL AMOUNT:	$100,000.00

LOAN DATE:	Dated as of the Share Exchange Agreement dated June 19, 2015 by and among Aqua Power Systems Inc., Aqua Power System Japan Kabushiki Kaisha, and Mr. Tadashi Ishikawa

INTEREST RATE:	0.00%

DEBTOR:	Aqua Power Systems Inc.

CREDITOR:	Aqua Power System Japan Kabushiki Kaisha

PAYMENT:	The Due Date (as defined herein)

1.          Principal Repayment. For value received, Aqua Power Systems, Inc., a Nevada corporation (the “Debtor”) hereby unconditionally promises to pay to the order of Aqua Power System Japan Kabushiki Kaisha (the “Creditor”), the principal amount of $100,000.00. The principal amount is due and payable September 30, 2015 (the “Due Date”).

2.          Payment Terms. The Debtor shall pay the principal in full on or before Due Date, this Note shall bear no interest.

3.          Default. Debtor will be in default if any of the following occur:

(a)	The Debtor fails to make the Principal Repayment when due;

(b)	The Debtor breaks any promise that the Debtor has made to the Creditor in this Note Debtor fails to perform promptly at the time and strictly in the manner provided in this Note;

(c)	Any representation or statement made or furnished to the Creditor by the Debtor or on the Debtor's behalf in connection with this Note is false or misleading in any material respect; or,

(d)	A receiver is appointed for any part of the Debtor's property, the Debtor makes an assignment for the benefit of creditors, or any proceeding is commenced either by the Debtor or against the Debtor under any Bankruptcy or insolvency laws seeking the liquidation or reorganization of the Debtor and such proceeding is not dismissed within 60 days after such filing.

4.          Debtor’s Right to Prepay. The Debtor may pay without penalty, all or a portion of the amount owed earlier that it is due. Any prepayment shall be first applied against any accrued and unpaid interest and then to reduce the amount of principal due under this Note.

5.          Waiver of Demand, Presentment, etc. The Debtor hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

19

6.          Payment. Except as otherwise provided for herein, all payments with respect to this Note shall be made in lawful currency of the United States of America by check or wire transfer of immediately available funds, at the option of the Creditor, at the principal office of the Creditor or such other place or places or designated accounts as may be reasonably specified by the Creditor of this Note in a written notice to the Debtor at least one (1) business day prior to payment.

7.          Assignment. The rights and obligations of the Debtor and the Creditor of this Note shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, administrators and transferees of the parties hereto.

8.          Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Debtor and the Creditor

9.          Notices. Any notice, payment or other communication required or permitted hereunder shall be expressed in writing and sent by certified or registered mail, return receipt requested, to their respective parties at the following addresses, or at such other addresses as the parties shall designate by written notice to be the other:

If to the Creditor to:

2-7-17 Omorihoncho,

Tokyo, Ota-ku, Japan,

143-0011

If to the Debtor to:

1107 Town Creek Road

Eden, NC 27288

10.         Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

11.         Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

IN WITNESS WHEREOF, the Debtor has caused this Note to be issued as of the date first above written.

AQUA POWER SYSTEMS INC.

By:	/s/Tadashi Ishikawa
Name: Tadashi Ishikawa
Title: CEO & President

20

UNSECURED PROMISSORY NOTE

PRINCIPAL AMOUNT:	$100,000.00

LOAN DATE:	Dated as of the Share Exchange Agreement dated June 19, 2015 by and among Aqua Power Systems Inc., Aqua Power System Japan Kabushiki Kaisha, and Mr. Tadashi Ishikawa

INTEREST RATE:	0.00%

DEBTOR:	Aqua Power Systems Inc.

CREDITOR:	Aqua Power System Japan Kabushiki Kaisha

PAYMENT:	The Due Date (as defined herein)

1.          Principal Repayment. For value received, Aqua Power Systems, Inc., a Nevada corporation (the “Debtor”) hereby unconditionally promises to pay to the order of Aqua Power System Japan Kabushiki Kaisha (the “Creditor”), the principal amount of $100,000.00. The principal amount is due and payable on October 31, 2015 (the “Due Date”).

2.          Payment Terms. The Debtor shall pay the principal in full on or before Due Date, this Note shall bear no interest.

3.          Default. Debtor will be in default if any of the following occur:

(a)	The Debtor fails to make the Principal Repayment when due;

(b)	The Debtor breaks any promise that the Debtor has made to the Creditor in this Note Debtor fails to perform promptly at the time and strictly in the manner provided in this Note;

(c)	Any representation or statement made or furnished to the Creditor by the Debtor or on the Debtor's behalf in connection with this Note is false or misleading in any material respect; or,

(d)	A receiver is appointed for any part of the Debtor's property, the Debtor makes an assignment for the benefit of creditors, or any proceeding is commenced either by the Debtor or against the Debtor under any Bankruptcy or insolvency laws seeking the liquidation or reorganization of the Debtor and such proceeding is not dismissed within 60 days after such filing.

4.          Debtor’s Right to Prepay. The Debtor may pay without penalty, all or a portion of the amount owed earlier that it is due. Any prepayment shall be first applied against any accrued and unpaid interest and then to reduce the amount of principal due under this Note.

5.          Waiver of Demand, Presentment, etc. The Debtor hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

21

6.          Payment. Except as otherwise provided for herein, all payments with respect to this Note shall be made in lawful currency of the United States of America by check or wire transfer of immediately available funds, at the option of the Creditor, at the principal office of the Creditor or such other place or places or designated accounts as may be reasonably specified by the Creditor of this Note in a written notice to the Debtor at least one (1) business day prior to payment.

7.          Assignment. The rights and obligations of the Debtor and the Creditor of this Note shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, administrators and transferees of the parties hereto.

8.          Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Debtor and the Creditor

9.          Notices. Any notice, payment or other communication required or permitted hereunder shall be expressed in writing and sent by certified or registered mail, return receipt requested, to their respective parties at the following addresses, or at such other addresses as the parties shall designate by written notice to be the other:

If to the Creditor to:

2-7-17 Omorihoncho,

Tokyo, Ota-ku, Japan,

143-0011

If to the Debtor to:

1107 Town Creek Road

Eden, NC 27288

10.         Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

11.         Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

IN WITNESS WHEREOF, the Debtor has caused this Note to be issued as of the date first above written.

AQUA POWER SYSTEMS INC.

By:	/s/Tadashi Ishikawa
Name: Tadashi Ishikawa
Title: CEO & President

22

EXHIBIT B

CERTIFICATE OF NON-U.S. SHAREHOLDER

In connection with the issuance of common stock (the “APSI Shares”) of Aqua Power Systems Inc.., a company incorporated pursuant to the laws of the State of Nevada (“APSI”), to the undersigned, pursuant to that certain Share Exchange Agreement dated June 19, 2015 (the “Agreement”), among Aqua Power System Japan Kabushiki Kaisha., a company incorporated pursuant to the laws of Japan (“AP Japan”), and the sole shareholder of AP Japan as set out in the Agreement (each, a “AP Japan Shareholder”), the undersigned hereby agrees, acknowledges, represents and warrants that:

1.          the undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

2.          none of the APSI Shares have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

3.          the undersigned understands and agrees that offers and sales of any of the APSI Shares prior to the expiration of a period of one year after the date of original issuance of the APSI Shares (the one year period hereinafter referred to as the Distribution Compliance Period) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4.          the undersigned understands and agrees not to engage in any hedging transactions involving any of the APSI Shares unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

5.          the undersigned is acquiring the APSI Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the APSI Shares in the United States or to U.S. Persons;

6.          the undersigned has not acquired the APSI Shares as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the APSI Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the APSI Shares; provided, however, that the undersigned may sell or otherwise dispose of the APSI Shares pursuant to registration thereof under the U.S. Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

7.          the statutory and regulatory basis for the exemption claimed for the sale of the APSI Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act or any applicable state and provincial securities laws;

8.          the undersigned has not undertaken, and will have no obligation, to register any of the APSI Shares under the U.S. Securities Act;

23

9.          APSI is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the AP Japan Shareholder contained in the Agreement and those of the undersigned contained in this Certificate, and the undersigned will hold harmless APSI from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the AP Japan Shareholder and/or the undersigned not being true and correct;

10.         the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the APSI Shares and, with respect to applicable resale restrictions, is solely responsible (and APSI is not in any way responsible) for compliance with applicable resale restrictions;

11.         none of the APSI Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the APSI Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of APSI on the OTC Bulletin Board;

12.         the undersigned is outside the United States when receiving and executing this Agreement and is acquiring the APSI Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the APSI Shares;

13.         neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the APSI Shares;

14.         the APSI Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

15.         the undersigned acknowledges and agrees that APSI shall refuse to register any transfer of APSI Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

16.         the undersigned understands and agrees that the APSI Shares will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

17.         the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.

24

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

/s/Tadashi Ishikawa	Date: June 18, 2015
Signature

Tadashi Ishikawa
Print Name

Not applicable
Title (if applicable)

Address

25

DISCLOSURE SCHEDULE

to the

SHARE EXCHANGE AGREEMENT

By and Among

AQUA POWER SYSTEMS INC.,

AQUA POWER SYSTEM JAPAN KABUSHIKI KAISHA,

AND

THE SOLE SHAREHOLDER OF AQUA POWER SYSTEM JAPAN KABUSHIKI KAISHA

These Disclosure Schedules have been prepared pursuant to the Share Exchange Agreement (the “Agreement”) by and among AQUA POWER SYSTEMS INC., a Nevada corporation (“APSI”), AQUA POWER SYSTEM JAPAN KABUSHIKI KAISHA, a corporation formed under the laws of Japan (“AP JAPAN”), Tadashi Ishikawa, and individual and sole shareholder of AP Japan. Except as otherwise defined herein, capitalized terms used herein will have the same meaning given to them in the Share Exchange Agreement. Schedule and paragraph numbers herein correspond to the Section and Subsection numbering in applicable Article of the Share Exchange Agreement. Section and Subsection headings contained herein are included for purposes of identifying the relevant disclosures and for the convenience of the reader and are not intended to supplement or modify the meaning of the disclosures in any way.

26

SCHEDULE 2.14

DIRECTORS AND OFFICERS OF APSI

Directors:

1.	Tadashi Ishikawa.

2.	Jeffrey Alt.

Officers:

1.	Tadashi Ishikawa – President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.

27

SCHEDULE 3.3

SHAREHOLDERS OF AP JAPAN

	Name	Number of Shares of AP Japan held as of the date of this Agreement
1.	Tadashi Ishikawa	9,980
	Total:	9,980

28

SCHEDULE 3.4

DIRECTORS AND OFFICERS OF AP JAPAN

Directors:

1.	Tadashi Ishikawa.

2.	Yoshiaki Hasebe.

Officers:

1.	Tadashi Ishikawa – President.

2.	Yoshiaki Hasebe – Chief Engineer.

SCHEDULE 3.7

MATERIAL LEASES, SUBLEASES, CLAIMS, CAPITAL EXPENDITURES,
TAXES AND OTHER PROPERTY INTERESTS

		Lease Company	Contract Number
1.	Office copier KONIKA MINOLTA	Japan Business Lease	1021-0970-5800-00
2.	Office telephone	NEC Capital Solution	Not available
3.	Office (2-7-17 Morimoto cho, Ota-ku, Tokyo)	Degawa Suisan	Not available

29

SCHEDULE 3.8

INTELLECTUAL PROPERTY

	Country:	Title of Property:	Aqua Power Reference Number:	Description:	Filing Date:
1.	Japan	Water Battery	2008-8180U	Water battery adapted to generate large amount of electricity by having enlarged area contacting with water in an inner circumference surface of a negatively electrode cylinder.	11/21/2008
2.	Japan	Water Battery for Supplying Low Current	2009-3895U	Water battery for supplying low current adapted to be readily positioned in a socket.	6/9/2009
3.	Japan	Boost Circuit	2009-6313U	Boosting Circuit capable of boosting power supply voltage of a power supply battery and realizing low power consumption current with a relatively simple and low cost structure.	9/3/2009
4.	Japan	Water Battery	2009-4737U	Water battery adapted to generate electricity by having an enlarged electrochemical area.	7/8/2009
5.	Japan	Water Battery	2009-3896U	Water battery having a high generating efficiency and being unlikely to be broken in part during use.	6/9/2009
6.	PCT	Water Battery	2009-3896U-PCT (Not entered into National Phase)	N/A	6/9/2009
7.	Japan	Water Battery	2010-88994	Water battery that is thin and small that can generate a predetermined electromotive force with slight amount of water supply.	4/7/2010
8.	Japan	Water Battery and Method for Making the Same	2010-160142	Water battery which can carry predetermined electromotive force by supply of small amount of water, and it relatively thin.	7/14/2010
9.	Japan	Water Battery	2010-160132	Water battery which can generate predetermined electromotive force by supplying a small amount of water and is relatively thin and small.	7/14/2010

30

10.	Japan	Liquid Detection Apparatus	2011-29212	Withdrawn - Does not exist	2/14/2011
11.	Japan	Liquid Detection System	2011-286603	Liquid detection system with simpler and more compact structure, with self electric power generation function and capable of more accurately detecting leakage of liquid.	12/27/2011
12.	Japan	Water Battery	2012-136386	Water battery capable of easily switching on and off an electromotive forces by changing direction arrangement.	6/15/2012
13.	Japan	Water Battery	2012-261719	Water battery capable of generating electricity at one push of a button without pouring water into an inlet as first step.	11/29/2012
14.	Japan	Air Magnesium Battery	2012-276235	Air magnesium battery with excellent water repellency, air permeability and leakage preventing properties and capable of reaching peak discharging reaction and constant amount of electric current for relatively long time.	12/18/2012
15.	Japan	Air Magnesium Battery	2013-13684	Air magnesium battery capable of switching on power supply by connecting a cap and switching off by releasing a cap.	1/28/2013
16.	Japan	Air Magnesium Battery and Electric Supply Apparatus Using the Same	2013-13724	Air magnesium battery with relatively small distance between an anode and cathode, being capable of containing a relatively large amount of reaction liquid and generating certain amount of electricity for a certain time in constant manner and an electric supply appartus using the air magnesium batter	1/28/2013
17.	Japan	Air Magnesium Battery	2013-267982	Air magnesium battery being excellent in water repellency, air permeability and leakage preventing properties and captable of reaching the peak of discharging reaction and discharging a constant amojnt of electric current for a relatively long time.	12/25/2013
18.	Japan	Air Magnesium Battery	2014-91711 (divisional appl. of 2013-267982)	N/A	4/25/2014

31

19.	PCT	Liquid Holding Container Provided w/ Sensor & Liquid Quantity Measuring System	10-0701-PCT	Liquid quantity measuring system having a liquid holding container, which is provided with a sensor that detects that a predetermined quantity of a liquid is contained, and a relatively simple structure for measuring the liquid quantity	8/13/2010
20.	Japan	Liquid Holding Container Provided w/ Sensor & Liquid Quantity Measuring System	10-0701-PCT-JP	Liquid quantity measuring system having a liquid holding container, which is provided with a sensor that detects that a predetermined quantity of a liquid is contained, and a relatively simple structure for measuring the liquid quantity	8/13/2010
21.	China	Liquid Holding Container Provided w/ Sensor & Liquid Quantity Measuring System	10-0701-PCT-CN (出願中止)	Liquid quantity measuring system having a liquid holding container, which is provided with a sensor that detects that a predetermined quantity of a liquid is contained, and a relatively simple structure for measuring the liquid quantity	8/13/2010
22.	USA	Liquid Holding Container Provided w/ Sensor & Liquid Quantity Measuring System	10-0701-PCT-US (出願中止)	Liquid quantity measuring system having a liquid holding container, which is provided with a sensor that detects that a predetermined quantity of a liquid is contained, and a relatively simple structure for measuring the liquid quantity	8/13/2010
23.	EU	Liquid Holding Container Provided w/ Sensor & Liquid Quantity Measuring System	10-0701-PCT-EP (出願中止)	Liquid quantity measuring system having a liquid holding container, which is provided with a sensor that detects that a predetermined quantity of a liquid is contained, and a relatively simple structure for measuring the liquid quantity	8/13/2010
24.	PCT	Liquid Leakage Detection System	10-0702-PCT	Liquid Leakage Detection System	8/13/2010
25.	Japan	Liquid Leakage Detection System	10-0702-PCT-JP	Liquid Leakage Detection System	8/13/2010

32

26.	China	Liquid Leakage Detection System	10-0702-PCT-CN	Liquid Leakage Detection System	8/13/2010
27.	USA	Liquid Leakage Detection System	10-0702-PCT-US	Liquid Leakage Detection System	8/13/2010
28.	EU	Liquid Leakage Detection System	10-0702-PCT-EP	Liquid Leakage Detection System	8/13/2010
29.	PCT	Liquid Detection Apparatus	11-0101-PCT	Liquid detection device where liquid leakage can be detected and reported to exterior without need for exterior power.	2/18/2011
30.	Japan	Liquid Detection Apparatus	11-0101-PCT	Liquid detection device where liquid leakage can be detected and reported to exterior without need for exterior power.	2/18/2011
31.	Taiwan	Liquid Detection Apparatus	11-0101-TW	Liquid detection device where liquid leakage can be detected and reported to exterior without need for exterior power.	2/18/2011
32.	USA	NoPoPo	2009-17-US	NoPoPo USA Trademark	12/9/2009
33.	EU	NoPoPo	2009-03-CTM	NoPoPo Europe Trademark	12/11/2009
34.	JP	AQUPA	SL25T050	AQUPA Japan Trademark	12/25/2013

33

SCHEDULE 3.9

PRODUCTS

1.	Batteries

The NoPoPo battery was Aqua Power’s first product, launched in 2009. The water activated 1.5 V AA batteries can power LED flashlights, mini lanterns and portable radios and have a shelf life of 20 years (dry cell battery is less than three years). They are made up of manganese dioxide (+) and magnesium alloy (-).

2.	Lighting Products

Aqua Power has developed cutting edge lighting products using their RMAF system technology. The products can be broken into four categories: Lanterns, Flashlights, Speciality Lighting Products and Power Bars.

3.	Lanterns

A magnesium fuel bolt reacts with an aqueous electrolyte to provides a determined hours of illumination, making these lanterns ideal for off-grid lighting for disaster response, camping, remote worksites, and marine use. An on-off switch starts – and stops – the chemical reaction that generates electricity to power the lantern. The magnesium bolt is easily replaced – a see-though bottom indicates when a replacement is needed. Yamazen currently distributes the production ready lanterns in Japan.

The table below provides the estimated product specifications for the Aqua Power lanterns, marketed under the Aqupa brand in Japan.

PRODUCT	HOURS	LUMENS	POWER	WEIGHT	SIZE	RETAIL PRICE (est)	STAGE
Aqupa Lamp 210	80 hrs	2,000	1.5 V	350g	215x95x95 mm	$25.00	Available in Stores
Aqupa Lamp 250	120 hrs	3,500	1.5 V	630g	255X110x110 mm	$30.00	Available in Stores
Lantern with Aqua Power AA Battery	80 hrs	N/A	1.5 V	N/A	255X110x110 mm	$25.00	In Development
Home Use Lantern – Dual USB Charger	80 hrs	N/A	3.0V	N/A	250x250x150 mm	$42.00	In Development
Developing Nation Lantern with Phone Charger	80 hrs	N/A	3.0V	N/A	255X110x110 mm	$21.00	In Advanced Development

34

The Aqupa Lamps 210 and 250 are stand-up light sources (lanterns). The Lantern using Aqua Power AA Battery is a modified version of the Aqupa Lamp 250 to have a lower price. The Home Use Lantern is an upgraded Aqupa Lamp 250 with higher current, which provides up to 2A power.

4.	Flashlights

The Company has currently developed three flashlights and flashlight hybrids which are expected to go into production over the next year.

The following table provides the expected product specifications:

PRODUCT	HOURS	LUMENS	POWER	WEIGHT	SIZE	RETAIL PRICE (EST)	STAGE
OMUSUBI-Kun	90 hrs	1,500	1.5 V	350g	200X60x55 mm	US$20.50	In Development
Aqupa Flash	90 hrs	1,500	1.5 V	350g	180X50x55 mm	US$20.50	In Development
Aqupa Flash/Lantern	90 hrs	1,500	1.5 V	350g	187X197x50 mm	US$26.00	In Development

The OMUSUBI-Kun is a flashlight with rolling switch; the light comes on when the flashlight is rotated one way, and turns off when rotated the other. The Aqupa Flash/Lantern can be used as either a handheld or stand up light source.

5.          Speciality Lighting Products

Aqua Power has developed several specialty lighting products to suit the needs of particular customers and industries. The following table depicts proposed product specifications of the specialty lighting products currently being developed:

PRODUCT	HOURS	LUMENS	POWER	WEIGHT	SIZE	RETAIL PRICE (EST)	STAGE
Mining Industry Flash Light	80 hrs	N/A	1.5V	N/A	N/A	US$15.50	In Development.
Car and Boat Light/Battery	80 hrs	N/A	3.0V	N/A	N/A	US$50.00	In Development.
Mountaineering & Outdoor Recreation Light	80 hrs	N/A	1.5V	N/A	N/A	US$12.50	In Development.

35

The Mining Industry Flashlight is to be used by workers in underground mining operations where safety is a top priority. The Car and Boat Light/Battery is being designed to be a light source as well as electricity source to be used in cars and boats. The Mountain Climbing & Outdoor Recreation light is to be used as a light source for both markets.

6.	Lighting Products: Power Bars

The Aqupa Power Bars are magnesium rods that provide the power source for the Lanterns and Flashlights. The magnesium rod is easily replaced and range in size from 130 x 25 mm to 102 x 30 mm.

7.	Power Supply Equipment

Aqua Power’s R&D team is currently developing a number of power supply equipment products of increasing power output, physical size and cost.

8.	First Generation Portable Power Plant

The first generation portable power plant was originally designed specifically for the Government of Mexico as a back-up power plant for disaster situations. In September 2011, 510 units were sold to the City of Sonora. Based upon the water battery technology used in the NoPoPo batteries, it is made to order for specific customers. It will last approximately 240 hours and generates 15-19V DC / 100-220 AC.

9.	Handheld Power Supply Equipment

The small sized power charger is designed to be handheld using RMAF technology. Its estimated output is approximately 80 hours of electricity at up to 3.0 V. The small size – 150 mm (L) X 150 mm (W) X 80 mm (D) -- and lightweight of 350 grams make it a great handheld charger for laptops.

10.	Small (2-3A) Power Supply Equipment

Using RMAF technology, the small-sized power plant is designed for outdoor and home use to power digital equipment. Its estimated output is 8 hours of electricity per day for 14 days at up to 2-3A with voltage of 15 to 19V DC. The unit can convert to 100 or 220 AC and is refueled using the magnesium bolt. The small size – 20 cm (L) X 15 cm (W) X 15 cm (H) -- and light weight of 1.8 kg make it highly portable and easily stored.

11.	Medium (5A) Power Supply Equipment

Based on RMAF technology, the medium-sized power plant is designed for outdoor and home use. Its estimated output of electricity is 8 hours a day for 14 days at up to 5A with voltage of 22.5V DC. The unit can convert to 100 or 220 AC and is refueled using the magnesium bolt. The small size – 28 cm (L) X 13.5 cm (W) X 16.5 cm (H) -- and lightweight of 3.5 kg make it highly portable and easily stored.

36

12.	Large (10A) Power Supply Equipment

The large-sized power plant is designed outdoor and home use and was designed using RMAF technology. Its estimated output of electricity is 8 hours a day for 14 days at up to 10A with voltage of 22.5V DC. The unit can convert to 100 or 220 AC and is refueled using the magnesium bolt.

13.	X-Large (30A) Power Supply Equipment

This unit is designed to power a home or be used for other purposes, such as an electric vehicle charging station. It uses RMAF magnesium plate technology and is estimated to be able to generate up to 30 amps / 37.5 V AC. The compact size 1 m (L) x 1m (W) x 1m also makes it relatively portable and storable.

14.	Power Supply Equipment Exchange Power Bars

The Power Supply Equipment power bars last up to 112 hours (8 hours a day for 14 days).

37

SCHEDULE 3.10

MATERIAL CONTRACTS

	With:	Dated:	Material Terms/Description:
1.	Yamazen Corporation	October 3, 2013	Basic Distribution Agreement
2.	Nippon Valqua	December 2012	Basic Co-development Contract

38

SCHEDULE 3.11

SUBSIDIARIES

APSI:

Name:	Jurisdiction:
Stoneville Solar, LLC	North Carolina limited liability company established on December 14, 2010.

AP JAPAN:

Name:	Jurisdiction:	Percentage Owned
None.

39

SCHEDULE 5.7

AP JAPAN EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

As of the date of this Agreement, the following hourly and salaried employees of AP Japan are reasonably necessary to operate the business of AP Japan as substantially presently operated:

	Name of Party	Date of Agreement
1.	Yasuo Morimoto	April 1, 2012
2.	Yuri Kommo	December 18, 2014

40